Exhibit 99.1

   HOUSTON, May 7 /PRNewswire-FirstCall/ --
EDGE PETROLEUM CORPORATION (Nasdaq: EPEX) today reported first quarter revenue of $6.8 million, an increase of 39% over the comparable prior year period total of $4.9 million due primarily to higher average realized prices.

    Our average price realized was $4.42 per Mcfe for the three months ended March 31, 2003 compared to $2.42 per Mcfe in the comparable prior year period. Production for the three months ended March 31, 2003 was 1.5 Bcfe, an average of 17.2 MMcfe per day, as compared to the prior year production of 2.0 Bcfe or
22.5 MMcfe per day. This decline was primarily due to declines in production from existing properties and the delay in the resumption of production from the Thibodeaux well, partially offset by production from new wells drilled. Our exit rate at March 31, 2003 was 20.8 MMcfe per day.

    Operating expenses for the three months ended March 31, 2003 totaled
$5.2 million comparable to the prior year period total. Depletion costs were lower in the 2003 period at $2.5 million compared to $2.7 million in the same period of 2002. Even though our rate per Mcfe was higher at $1.62 per Mcfe for the first quarter of 2003 compared to $1.31 per Mcfe for the 2002 period, the lower depletion costs were due to lower production volumes. However, the lower depletion costs were offset by higher severance taxes as a result of the higher revenue realized in the first quarter of 2003 compared to the same period in 2002.

    Income before the cumulative effect of an accounting change totaled $938,000, or $0.10 basic and diluted earnings per share. Net income for 2003 was reduced by a $357,800 one-time, non-cash after-tax transition charge to earnings reflecting the cumulative effect of the change in accounting for asset retirement obligations as required by the adoption of Statement of Financial Accounting Standards No. 143 (SFAS 143). This resulted in reported net income for the first quarter of 2003 of $580,200, or basic and diluted earnings per share of $0.06, compared to a loss in the first quarter of 2002 of $(206,900), or basic and diluted loss per share of $(0.02).

    Michael G. Long, Edge's Sr. VP & CFO, commented, "Our reported revenue, operating income and net income before the cumulative effect of an accounting change, all exceeded the reported results from the same quarter a year ago and our original expectations for 2003. Oil and gas companies with abandonment obligations were required to comply with SFAS No. 143 effective January 1, 2003, and as a result, report a cumulative effect of an accounting change relating to those obligations. As reported above, this cumulative effect of an accounting change reduced our net income to $580,200, which still exceeded the prior period net loss in 2002 of $(206,900). As we have previously reported, the sidetrack of our Thibodeaux No. 1 well did not re-establish production until the middle of February. This well has been producing with little to no decline at rates of approximately 10 MMcf of gas per day and 700 barrels of oil per day since it came on line. However, increased prices for both oil and natural gas more than offset that decline in production. As we announced on April 15, 2003, production levels are up considerably over the first quarter averages and we increased our estimate of expected full year production volumes with the majority of the expected impact of our future drilling to be realized in the second half of 2003.

    "We recently took the opportunity to add modestly to our natural gas hedging position during the summer months of 2003 by entering into a June through September natural gas costless collar with a floor price of $5.00 per MMbtu and a cap price of $6.50 per MMbtu covering 2,000 MMbtu's per day of production. As we look forward at expected supply and demand balance, we believe the summer months of 2003 have the greatest potential for price weakness. By the fourth quarter of 2003, we expect to be only hedged at about the 51% level of estimated daily production and we have no hedges in place for 2004. As a result of all of these issues, we have updated our guidance as shown below."


                                        Second Quarter    Full Year  Full Year
                                             2003            2003       2002
                                          (Forecast)      (Forecast)  (Actual)
    Average Gas Price, Henry Hub
     ($ per MMbtu)                           $5.00           $5.35      $3.79
    Average Oil Price, WTI ($ per barrel)   $27.50          $27.00     $25.50

    Production (Bcfe)                     1.7 to 1.8      8.2 to 8.4      7.0

    $ Millions
    Revenue                             $ 7.2 to $ 7.7  $33.8 to $34.8  $20.9

    Operating Costs                     $ 1.3 to $ 1.4  $ 5.4 to $ 5.6  $ 3.9
    DD&A                                $ 3.0 to $ 3.1  $13.3 to $13.5  $10.4
    G&A and Other                       $ 1.3 to $ 1.4  $ 5.1 to $ 5.2  $ 5.2
    Operating Income                    $ 1.6 to $ 1.8  $10.0 to $10.5  $ 1.4

    Net Interest Expense                $0.15 to $0.20  $0.65 to $0.75  $ 0.2

    Income taxes, 100% deferred         $0.60 to $0.65  $3.40 to $3.50  $ 0.5

    Income (Before cumulative effect)   $0.85 to $0.95  $5.95 to $6.25  $ 0.7
    Net Income                          $0.85 to $0.95  $5.60 to $5.90  $ 0.7

    Estimated Weighted Average
      Basic Shares Outstanding (000's)      9,450           9,475       9,384


    Speaking at the Annual Meeting of Shareholders, John W. Elias, Edge's Chairman, CEO and President, reported, "We believe that our Company is at a seminal point in its history, and that with the continued interaction of our workforce, leveraging the experience and insight of our Board of Directors, Edge is poised to meet or exceed its performance goals for the years to come. Those goals are adding shareholder value through improving and maintaining financial flexibility, aggressively exploiting our core areas and establishing new core areas, gaining control of and developing large acreage blocks, maintaining a risk-balanced and well planned drilling portfolio and enhancing all of our activities through the use of advanced technology."

    Edge will discuss operations and financial results with any interested parties during its conference call at 9:30 a.m. CDT on Thursday, May 8, 2003. Interested parties may participate by dialing (800) 362-0574 (ID#: Edge). The call will also be webcast and can be accessed by logging on to the web at http://www.firstcallevents.com/service/ajwz381276349gf12.html . If you are unable to participate during the live webcast, the call will be archived at www.prnewswire.com and www.edgepet.com in the Investor Relations page of the site for 30 days.

    Edge Petroleum is a Houston-based independent energy company that emphasizes the integrated application of advanced 3-D seismic data integration and visualization techniques to improve its ability to effectively explore for natural gas and oil along the onshore Gulf Coast of the United States.


    Statements regarding production volumes, expected supply and balance, price weakness, hedging levels, all forecasts for the second quarter and full year, including future oil and gas prices, production and earnings, performance goals and other statements that are not historical facts contain predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of the company to meet its stated business goals.



     EDGE PETROLEUM CORPORATION
     CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                       Three Months Ended
                                                            March 31,
                                                       2003           2002
    OIL AND NATURAL GAS REVENUE                     $6,838,770     $4,907,597

    OPERATING EXPENSES:
      Oil and natural gas operating expenses           594,804        596,245
      Severance and ad valorem taxes                   519,155        435,722
      Depletion, depreciation and amortization       2,732,785      2,832,163
      Accretion expense                                 15,088            ---
      General and administrative expenses            1,256,262      1,241,418
      Deferred compensation                             86,664        104,878

        Total operating expenses                     5,204,758      5,210,426

    OPERATING INCOME (LOSS)                          1,634,012       (302,829)

    OTHER INCOME AND EXPENSE:
      Interest expense, net of amounts capitalized    (176,389)       (25,344)
      Interest and other income                          2,123          3,878

    INCOME (LOSS) BEFORE INCOME TAX PROVISION
     AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE      1,459,746       (324,295)

    INCOME TAX BENEFIT (EXPENSE)                      (521,722)       117,387

    INCOME (LOSS) BEFORE CUMULATIVE EFFECT
     OF ACCOUNTING CHANGE                              938,024       (206,908)

    CUMULATIVE EFFECT OF ACCOUNTING CHANGE (A)        (357,825)           ---

    NET INCOME (LOSS)                                 $580,199      $(206,908)

    BASIC EARNINGS (LOSS) PER SHARE:

      Earnings (loss) before cumulative
       effect of accounting change                       $0.10         $(0.02)

      Cumulative effect of accounting change (A)         (0.04)           ---
        Basic earnings (loss) per share                  $0.06         $(0.02)

    DILUTED EARNINGS (LOSS) PER SHARE:

      Earnings (loss) before cumulative
       effect of accounting change                       $0.10         $(0.02)

      Cumulative effect of accounting change (A)         (0.04)           ---
        Diluted earnings (loss) per share                $0.06         $(0.02)

    BASIC WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING                              9,439,858      9,324,875

    DILUTED WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING                              9,583,303      9,324,875

    Production:
      Gas Production - Mcf                           1,138,369      1,703,509
      Oil production - Bbls                             28,974         28,973
      Natural Gas Liquids - Bbls                        39,198         25,041
        Gas Equivalent Production - Mcfe             1,547,406      2,027,593

    Realized Product Prices:
      Gas Price - $/Mcf (including effect of hedges)     $4.64          $2.47
      Oil Price - $/Bbl                                 $33.73         $17.41
      Ngl Price - $/Bbl                                 $14.91          $7.50
        Gas Equivalent Average Price - $/Mcfe            $4.42          $2.42

    Notes:
    (A) We adopted SFAS No. 143, "Accounting for Asset Retirement Obligations" effective January 1, 2003 and recognized a charge representing the cumulative effect of the transition to accounting for asset retirement obligations, asset retirement costs and accumulated depreciation in accordance with the new standard.


     EDGE PETROLEUM CORPORATION
     CONSOLIDATED BALANCE SHEETS
                                                     March 31,    December 31,
                                                       2003           2002
                                                    (Unaudited)
    ASSETS

    CURRENT ASSETS:
      Cash and cash equivalents                   $    588,133   $  2,568,176
      Accounts receivable, trade, net
       of allowance of $525,248 at
       March 31, 2003 and December 31, 2002,
       respectively                                  8,601,913      4,259,607
      Accounts receivable, joint interest owners,
       net of allowance of $82,000 at March 31,
       2003 and December 31, 2002, respectively        333,159        208,446
      Current deferred tax asset                     1,258,433        832,343
      Other current assets                             666,394        430,930

        Total current assets                        11,448,032      8,299,502

    PROPERTY AND EQUIPMENT, Net - full cost
     method of accounting for oil and
     natural gas properties                         76,223,902     75,681,772

    DEFERRED TAX ASSET                                     ---         41,338

    TOTAL ASSETS                                  $ 87,671,934   $ 84,022,612

    LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES:
      Accounts payable, trade                     $    659,060   $  1,533,972
      Accrued liabilities                            2,448,903      2,033,802
      Accrued interest payable                         167,644        127,698
      Asset retirement obligation                      131,856
      Derivative financial instrument                2,289,486      1,293,840

        Total current liabilities                    5,696,949      4,989,312

    ASSET RETIREMENT OBLIGATION                        843,919

    DEFERRED TAX LIABILITY                             287,709            ---
    LONG-TERM DEBT                                  22,200,000     20,500,000

        Total liabilities                           29,028,577     25,489,312

    COMMITMENTS AND CONTINGENCIES

    STOCKHOLDERS' EQUITY
      Preferred stock, $0.01 par value;
       5,000,000 shares authorized; none
       issued and outstanding                              ---            ---
      Common stock, $0.01 par value; 25,000,000
       shares authorized; 9,465,734 shares
       and 9,416,254 shares issued and outstanding
       at March 31, 2003 and December 31, 2002,
       respectively                                     94,657         94,163
      Additional paid-in capital                    56,762,546     56,663,626
      Retained earnings                              3,196,706      2,616,507
      Accumulated other comprehensive loss          (1,410,552)      (840,996)

        Total stockholders' equity                  58,643,357     58,533,300

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $ 87,671,934   $ 84,022,612


     EDGE PETROLEUM CORPORATION
     CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

                                                  Three Months Ended March 31,
                                                        2003           2002
    CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                 $580,199      $(206,908)
    Adjustments to reconcile net income (loss)
     to net cash provided by (used in)
     operating activities:
      Cumulative effect of accounting change           357,825            ---
      Deferred income taxes                            521,722       (117,387)
      Depletion, depreciation and amortization       2,732,785      2,832,163
      Accretion expense                                 15,088            ---
      Amortization of deferred loan costs                  ---         25,344
      Deferred compensation                             86,664        104,878

    Changes in assets and liabilities:
      (Increase) decrease in accounts
       receivable, trade                            (4,342,306)       560,625
      Increase in accounts receivable, joint
       interest owners                                (124,713)      (169,916)
      Increase in other assets                        (235,464)      (327,958)
      Increase (decrease) in accounts payable, trade  (874,912)       635,478
      Increase (decrease) in accrued liabilities       427,851     (2,520,593)
      Increase in accrued interest payable              39,946         80,676

        Net cash provided by (used in)
         operating activities                         (815,315)       896,402

    CASH FLOWS FROM INVESTING ACTIVITIES:
      Oil and natural gas property and
       equipment purchases                          (2,919,824)    (2,884,825)
      Proceeds from the sale of oil and
       gas properties                                   55,096            ---

        Net cash used in investing activities       (2,864,728)    (2,884,825)

    CASH FLOWS FROM FINANCING ACTIVITIES:
      Borrowings from long-term debt                 1,700,000      1,500,000
      Net proceeds from issuance of common stock           ---          2,400

        Net cash provided by financing activities    1,700,000      1,502,400

    NET DECREASE IN CASH AND CASH EQUIVALENTS       (1,980,043)      (486,023)

    CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD   2,568,176        793,287

    CASH AND CASH EQUIVALENTS, END OF PERIOD          $588,133       $307,264